SCHEDULE 14C INFORMATION            PRELIMINARY COPY
                                 AMENDMENT NO. 1
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


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[   ] Definitive Information Statement


                          CELEBRITY ENTERTAINMENT, INC.
                (Name of Registrant as Specified In Its Charter)



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                          CELEBRITY ENTERTAINMENT, INC.

                            NOTICE OF ACTION TAKEN BY
                    WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

                                NOVEMBER 12, 1996

      To the Shareholders of CELEBRITY ENTERTAINMENT, INC.:

      The majority shareholders of Celebrity Entertainment, Inc., a Delaware corporation (the "Company"), holding 8,680,313 votes out of a total of 15,451,012 votes, or 56.2%, with respect to common and preferred stock, which vote together as a class, have submitted to the Company written consents of shareholders requesting and consenting to the Company's effectuating a reverse stock split of the Company's Common Stock as soon as practicable on the basis of one share for every fifty shares outstanding, issuing one whole share in lieu of any fraction of a share otherwise issuable, and maintaining the number of authorized shares at the current levels.


      This Information Statement is being sent to all shareholders of the Company to inform you that the above actions will be taken by the Company as soon as possible, but no earlier than December 2, 1996.

                                          By Order of the Board of Directors,


Palm Beach, Florida                       J. William Metzger, Secretary

November 12, 1996








                          CELEBRITY ENTERTAINMENT, INC.

                              214 Brazilian Avenue
                                   Suite 400
                            Palm Beach, Florida 33480
                            Telephone (561) 659-3832

                              INFORMATION STATEMENT

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY



      This Information Statement is first being sent to stockholders on or about November 12, 1996.

      The Company's Annual Report on Form 10-KSB for fiscal year 1995 is being furnished to all stockholders herewith.

                                     ACTION
                          TO BE EFFECTUATED PURSUANT TO
                    WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

      On November 5, 1996, the majority stockholders of Celebrity Entertainment, Inc. (the "Company") delivered to the Company signed, written consents directing that the Company effectuate a reverse stock split of its shares of Common Stock on a one-for-fifty basis.


      On the date of delivery to the Company of the consents, the directors held a special meeting resolving to take the directed action as soon as practicable. The record date for determination of whether the consents delivered represented a majority of all stockholders entitled to vote on the matter was fixed at such date of delivery of the consent and the directors' meeting, in accordance with Delaware law. The consents so delivered to the Company represent stockholders who together on the record date held a majority of votes with respect to the Company's outstanding common and preferred stock. Thus the reverse split has been duly authorized by shareholder action and by Director action, and no further shareholder or board consents are necessary. Pursuant to regulations of the Securities and Exchange Commission, the action may not be taken any earlier than 20 days after the date of mailing of this Information Statement to the Company's shareholders. The reverse split will be effectuated as soon as possible after such date.


      Delaware law does not provide for any appraisal rights or rights of dissenters with respect to the matter directed by the majority shareholders' written consents.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

      As of November 5, 1996, the number of shares of Common Stock outstanding at the close of business was 15,215,412 shares, each share being entitled to one vote. The number of shares of Preferred Stock outstanding at the close of business on the same date was 589,000 shares, each share being entitled to two-fifths of one vote, which totals 235,600 votes.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth, as of November 5, 1996, certain information as to the Common Stock of the Company beneficially owned by (i) each person known by the Company to own more than 5% of the Company's Common Stock,
(ii) each director of the Company, (iii) each of the named executive officers; and (iv) all officers and directors as a group.

Name and Address of                       Common                Percent of
Beneficial Owner                          Stock               Common Stock Owned

James J. McNamara
214 Brazilian Avenue, Suite 400
Palm Beach, FL 33480                     174,786(1)                   1.1 %

J. William Metzger
214 Brazilian Avenue, Suite 400
Palm Beach, FL 33480                     174,786(1)                   1.1 %

David J. Critchfield
214 Brazilian Avenue, Suite 400
Palm Beach, FL 33480                         0                        0 %

Douglas Pedrie
Energex, Inc.
P.O. Box 1424                           7,000,000(2)                 46%
Abilene, TX 79604

Udo Schieke                             1,680,313(3)                 11.1%
Select International Securities GmbH.
Graf-Adolf-Str. 108
40210 Dusseldorf
Germany

All Officers and Directors
    As A Group (3 persons)                349,572                     2.3 %


(1) Includes 74,786 shares directly owned and 100,000 shares beneficially owned pursuant to options currently exercisable.

(2) Record holder of these shares is Energex, Inc., a Texas corporation wholly owned and controlled by Douglas Pedrie. Schedule 13D is in process of being prepared; information has been certified to the Company by the beneficial owner.

(3) Record holder of these shares is Select International Securities GmbH., a German corporation wholly owned and controlled by Udo Schieke. Schedule 13D not yet filed; information has been certified to the Company by the beneficial owner.





                               RECENT TRANSACTIONS

      On November 5, 1996, the Company sold to Energex, Inc., a newly-formed Texas corporation, 7,000,000 shares of the Company's common stock in exchange for a secured promissory note in the principal amount of $1,312,500. The note is due and payable on June 30, 1997 and bears interest at the rate of 12% per annum. Payment pursuant to the note is secured by all the assets of Energex, Inc., which consist of certain mineral leasehold interests and personal property located in Stephens and Shackelford Counties, Texas. Simultaneous with the purchase of said shares, and pursuant to a prior understanding between the parties, Energex presented the Company with a written consent described in this Information Statement. Energex and the Company are currently negotiating a letter of intent contemplating a possible acquisition of Energex by the Company or other business combination between the parties, subject to numerous conditions including thorough and satisfactory due diligence reviews, which have just begun by both parties. Energex, both as a shareholder in the Company and as a possible acquisition candidate, has a substantial interest in the Company's effectuating a reverse stock split in order to enable the Company to maintain its Nasdaq status and to have common stock available for capital raising purposes.

      Select International Securities GmbH. became the owner of a total of 1,680,313 shares of common stock of the Company over the past several months by purchase of convertible debentures sold pursuant to Regulation S and subsequent conversions of those debentures into common stock. The debentures were convertible at a discount of 35% off the current market price of the shares. On November 5, 1996, Select provided the Company with a written consent to the actions described in this Information Statement. Select has a substantial interest in the reverse split's occurring, due to its status as a shareholder and its desire for the Company to maintain its Nasdaq status.


          REVERSE SPLIT TO BE EFFECTUATED PURSUANT TO SHAREHOLDER CONSENT


      The majority shareholders' written consents have directed that the Company effectuate a reverse split of the Company's common stock on a one-for-fifty basis. The form of the consents is attached to this Statement as Exhibit A. When the reverse split is effectuated, every fifty outstanding common shares will automatically be converted into one outstanding share. One whole share will be issued in lieu of any fractional share otherwise issuable. The trading price of the Company's shares is anticipated to adjust to reflect the reverse split on the date of the transaction. The reverse stock split will be effectuated by filing with the Secretary of State of Delaware the Certificate of Amendment in the form attached to this Statement as Exhibit B. Replacement certificates evidencing the split will be issued on an as-traded basis; i.e., no transmittal letters or other instructions will be sent to shareholders.


      The common shares issuable in the reverse split will be identical to the shares currently outstanding. Shareholder rights will not be affected other than with respect to the actual number of shares held and the trading price per share.


      The Company is currently authorized to issue 25,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of the Record Date there were 8,215,412 shares of the Company's Common Stock outstanding and 589,000 shares of Class A 8% Convertible Preferred Stock outstanding. The Company's Certificate of Incorporation will not be amended with respect to the number of authorized shares of Common Stock or Preferred Stock. After the reverse split, the number and percentage of the shares of the Company's Common Stock that are authorized but unissued will increase from 9,784,588 or 39.1% of the authorized shares to approximately 24,695,692 or 98.8% of the authorized shares. This effectively constitutes an increase in the number and proportion of shares of the Company's Common Stock that are available for future issuance without further stockholder approval.

      The reverse split is anticipated to cause the Company's Common Stock to meet the minimum bid price required for continued listing on the Nasdaq. If the Company's Common Stock is not listed on the Nasdaq, the Company's Common Stock would be subject to certain rules imposing additional sales practice requirements on broker-dealers. Because of such regulations, brokerage firms often adopt internal policies or practices which discourage brokers from recommending lower-priced stocks because of the burden of compliance with such regulations and the general presumption that such stocks are speculative. Management believes that the reverse split will result in a price level for the Company's Common Stock which will allow continued quotation of the Common Stock on the Nasdaq and reduced chances of the Common Stock's being subject to the above-described regulations, policies or practices. However, there can be no assurance that the reverse stock split will enable the Common Stock to continue to be listed on the Nasdaq or that any increase in the per share market value will occur or be sustained for any period of time.


       The Directors of the Company have a substantial interest in the reverse split's being effectuated, by way of their ownership of shares of common stock in the Company.







                       EXHIBIT A TO INFORMATION STATEMENT

                       FORM OF WRITTEN CONSENTS SUBMITTED

                                          Date: November 5, 1996



Celebrity Entertainment, Inc.
214 Brazilian Ave., Suite 400
Palm Beach, FL 33480

Dear Sirs:

      As a shareholder of 7,000,000 (1) shares of common stock Celebrity Entertainment, Inc. (the "Company"), representing 45.3% (1) of the voting shares of the Company, I am writing to request and to consent to the Company's effectuating a reverse split of its common stock on a one-for-fifty basis, with one whole share being issued in lieu of any fractional share, as soon as possible. The number of authorized shares should not change but should remain at the current level.

      Thank you.
                                          Sincerely,

                                          Energex, Inc.

                                          /s/ Douglas Pedrie
                                          Douglas Pedrie, President

(1) The form of consent shown was submitted by Energex, Inc. The consent from the other shareholder, Select International Securities GmbH., was identical except that the number of shares owned is 1,680,313, and the percentage is 10.9.






                   EXHIBIT B TO INFORMATION STATEMENT

           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF
                          CELEBRITY ENTERTAINMENT, INC.

      Celebrity Entertainment, Inc., a Delaware corporation, hereby certifies that the following amendment to its Certificate of Incorporation has been duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware by the directors and shareholders of the corporation.

      ARTICLE FOURTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 27,000,000 shares, which shall be divided into classes as follows: (i) 25,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"), and
      (ii) 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

            The Preferred Stock shall have such other designations, preferences, and such relative, participating, optional or other special rights as may be fixed by the corporation's Board of Directors, with such qualifications, limitations or restrictions of such preferences or rights as shall be stated and expressed in this paragraph Fourth or in the resolution or resolutions as may be adopted from time to time by the Board of Directors in accordance with the laws of the State of Delaware.

            Every fifty shares of Common Stock, $.0001 par value per share, of the corporation outstanding or held in treasury immediately prior to the effective date of this Amendment to Article Fourth of the corporation's Certificate of Incorporation (the "Pre-Reverse Common Stock") shall, without any action on the part of the respective holders thereof, be reclassified as and changed into one share of the corporation's common stock as it is constituted immediately after the effective date of this Amendment (the "Post-Reverse Common Stock"). No fractional shares of Post-Reverse Common Stock shall be issued upon such reclassification and conversion, and the number of shares of Post-Reverse Common Stock to be issued to each holder of record shall be rounded up to the nearest whole share. The capital of the corporation attributable to the shares of Post-Reverse Common Stock into which the Pre-Reverse Common Stock shall be reclassified and changed in the aggregate shall be the same as the capital of the corporation attributable to the shares of Pre-Reverse Common Stock so reclassified and changed. Each stock certificate that, immediately prior to the time that this Amendment becomes effective, represents shares of Pre-Reverse Common Stock shall, from and after the time that this Amendment becomes effective, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Post-Reverse Common Stock as shall be determined hereby.

This Amendment shall become effective on [effective date].

      IN WITNESS WHEREOF, the undersigned, the duly elected and incumbent Executive Vice President of Celebrity Entertainment, Inc., has set his hand this _____ day of ______, 1996.


                                          J. William Metzger, Exec. Vice
                                          President